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                                                                    Exhibit 10.5

             SECOND AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT

          SECOND AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT (the "Agreement"), made as of February 1, 2005, by and between BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), and BOSTON CAPITAL REIT ADVISORS, LLC, a Delaware limited liability company (the "Advisor").

                                   WITNESSETH:

          WHEREAS, the Company will file with the Securities and Exchange Commission a registration statement on Form S-11 (the "Registration Statement"), to register its shares of common stock, par value $0.001 per share (the "Shares"), to be offered to the public, the proceeds from which will be invested by the Company, and the Company may thereafter sell additional securities or otherwise raise additional capital; and

          WHEREAS, the Company intends to qualify as a "real estate investment trust", as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to invest its funds in investments permitted by the terms of the Registration Statement; and

          WHEREAS, the Company desires to avail itself of the experience, resources, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Company's Board of Directors, all as provided herein; and

          WHEREAS, pursuant to that certain Advisory Agreement, dated as of April 1, 2004, and that certain Amended and Restated Advisory Agreement, dated as of January 1, 2005, the Advisor has provided and pursuant to this Agreement will continue to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. APPOINTMENT. The Company hereby appoints the Advisor to serve as its investment and management advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

          2. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities primarily in real property and other real estate investments as well as provide a continuing and suitable investment program consistent with the investment policies and objectives of the Company as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision and direction of the Board of Directors, and consistent with the Registration Statement, the Advisor shall, pursuant to delegated authority:

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               (a)  obtain or provide such services as may be required to administer the daily operations of the Company;

               (b) identify investment opportunities for the Company which are consistent with its investment objectives and policies;

               (c) serve as the Company's investment and financial advisor and provide reports with respect to the Company's portfolio of investments, including, but not limited to, the making of investments in real properties and other real estate investments, as described in the Registration Statement;

               (d) on behalf of the Company, investigate, select, engage and conduct relations with such persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, investors, builders, developers, banks, borrowers, lenders, fiduciaries, financial service companies, mortgagors, brokers, accountants, attorneys, appraisers and others, including its and the Company's affiliates;

               (e) consult with the Company's officers and directors and assist the Company's Board of Directors in the formulation and implementation of the Company's investment and other policies, and furnish the officers and directors with advice and recommendations concerning the making of investments consistent with the investment policies and objectives of the Company;

               (f) structure and negotiate the terms of investments in real properties and other real estate investments and obtain the Board of Directors' approval of investments as provided in the Registration Statement, but always consistent with the investment policies and objectives of the Company;

               (g) obtain from third parties or its affiliates, property management services for the Company's investments in real property;

               (h) obtain for or provide to the Company such services as may be required in acquiring, managing and disposing of investments, including, but not limited to, the negotiation of purchase contracts and services related to the acquisition of real property and other real estate investments by the Company and its affiliates, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company and such other services as the Company may require;

               (i) advise the Company concerning its negotiations with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of the Company's securities, or in obtaining

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                    investments for the Company, but in no event in such a way that the Advisor could be deemed to be acting as a dealer or underwriter as those terms are defined in the Securities Act of 1933, as amended;

               (j) obtain or perform current appraisals for each potential investment in real property or other real estate investment;

               (k) do all things necessary to assure its ability to render the services contemplated herein, including providing the office space, furnishings and personnel necessary for the performance of the foregoing services as Advisor;

               (l) from time to time, or at any time reasonably requested by the Company's Board of Directors, make reports to the Board of Directors of its performance of the foregoing services; and

               (m) within 30 days after the end of each fiscal quarter of the Company, submit to the Company's Board of Directors a statement of the Company's sources of income during such fiscal quarter and make recommendations concerning changes, if any, in the Company's investments to permit the Company to satisfy the requirements of Sections 856(c)(2), 856(c)(3) and 856(c)(4) of the Code (such statement of income may be based upon information supplied by independent contractors of the Company to the extent applicable).

          3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them or their affiliates.

          4. CERTAIN GUIDELINES. The Advisor shall endeavor to ensure, with respect to the Company's investments, that: (a) an appropriate policy of title insurance is obtained with respect to any real property investment (singly, a "Property," and collectively, the "Properties") acquired by the Company, or an opinion of counsel as to such title is obtained; (b) any Property acquired by the Company is duly insured against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as are customary and appropriate in the circumstances; (c) a majority of the Company's Board of Directors (including a majority of the Independent Directors, as defined below) approves, in advance, any investment (other than with respect to the initial Properties (as described in the Registration Statement) by the Company, on the one hand, with the Advisor or any of its affiliates, on the other hand; (d) the Company does not make any loans to the Advisor or any of its affiliates; (e) the Company's ratio of debt-to-total-assets, at the time of the incurrence of any indebtedness, does not exceed 75%; and (f) investments in any one Property acquired after the acquisition of the initial Properties described in the Registration Statement do not exceed 25% of the value of the Company's total assets at the time of its acquisition, provided,

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               however, that this limitation shall not preclude the acquisition of multiple-building Properties or a group of Properties in a purchase from a single seller in transactions that exceed this limit. An Independent Director is a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its affiliates, (ii) employment by the Advisor or its affiliates, (iii) service as an officer or director of the Advisor or its affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Advisor, any of its affiliates, or the Company.

          5. REIT QUALIFICATION. Notwithstanding anything to the contrary in this Agreement, the Advisor shall use its best efforts to refrain from taking any action (including, without limitation, the furnishing or rendering of services to tenants of a Property or managing or operating a Property) which, in its judgment, made in good faith and with the exercise of reasonable care, would: (a) adversely affect the status of the Company as a "real estate investment trust" under the Code and all rules and regulations promulgated thereunder; (b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, of which the Advisor should reasonably be aware; or (c) otherwise not be permitted by the Registration Statement or the Company's Articles of Incorporation or Bylaws, each as they may be amended from time to time, except if such action shall be ordered by the Company's Board of Directors, in which event the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action would adversely affect the status of the Company as a "real estate investment trust" under the Code and shall refrain from taking such action, unless, but only to the extent that, the Advisor receives specific written instructions from the Board of Directors expressly ordering that the action be taken, notwithstanding such notification by it to the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific written instructions of the Directors so given.

          6. INVESTMENT COMPANY STATUS. Notwithstanding anything to the contrary in this Agreement, the Advisor shall use its best efforts to refrain from any action which, in its judgment, made in good faith and in the exercise of reasonable care, would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended, except where such action has been ordered by the Company's Board of Directors, in which event

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               the Advisor shall promptly notify the Board of Directors of the
               Advisor's judgment that such action might require such registration and shall refrain from taking such action, unless, but only to the extent that, the Advisor receives specific written instructions from the Board of Directors expressly ordering that the actions be taken, notwithstanding such notification by it to the Board of Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific written instructions of the Board of Directors so given.

          7. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Company's Board of Directors may approve. However, the Advisor shall not commingle any of the funds in such account with those of the Advisor or of other entities managed by the Advisor. Further, the Advisor shall, from time to time, render to the Board of Directors and to the auditors of the Company a complete accounting of such collections and disbursements.

          8. INFORMATION FURNISHED TO THE ADVISOR. The Company's Board of Directors shall at all times keep the Advisor fully informed concerning the investment and capitalization policies of the Company and the intentions of the Board of Directors concerning the future activities and investments of the Company. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

          9. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Company's Board of Directors and shall, at the request of the Board, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

          10. COMPENSATION. For rendering the services described herein, the Company shall pay to the Advisor the following (with the approval of the Company's Independent Directors and the concurrence of the Advisor, the fees referred to in this Section 10 paid by the Company to the Advisor in Shares at net asset value or by Company debt instruments):

               (a) ORGANIZATION AND OFFERING EXPENSES. The Company shall reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds (as defined below).

               (b) ASSET MANAGEMENT FEE. The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company under Paragraph 2 above a monthly asset management fee in an amount equal

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                    to 1/12th of 0.75% of the Company's Real Estate Asset Value
                    (as defined below) (the "Asset Management Fee") as of the end of the preceding month. Real Estate Asset Value equals the amount actually paid or allocated to the purchase, development, construction or improvement of the Properties wholly-owned by the Company, including the outstanding principal amount of any mortgage indebtedness on the Properties assumed upon the purchase of the properties, and, in the case of Properties owned by any joint venture or partnership in which the Company is a co-venturer or partner, the Company's portion of such amount actually paid or allocated with respect to such Properties, exclusive of Acquisition Fees and Acquisition Expenses (each as defined below). The Asset Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month, and will be based on the Real Estate Asset Value determined on the last day of the prior month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

               (c) ACQUISITION FEE. The Advisor may receive, as compensation payable by the Company for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds ("Acquisition Fees") and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds ("Acquisition Expenses"). In no event shall Acquisition Expenses exceed the lesser of the actual cost of such expenses or 90% of competitive rates charged by unaffiliated persons providing similar services. Gross Offering Proceeds shall mean the aggregate purchase price of all Shares sold for the account of the Company through the offering contemplated by the Registration Statement, without deduction for selling commissions, volume discounts, dealer-manager fees or organization and offering expenses. In no event shall the Advisor receive Acquisition Fees with respect to the acquisition of Properties for which it did not render such services and for which acquisition fees have been previously paid or are owed to another affiliate of the Company. For the purpose of computing Gross Offering Proceeds, the purchase price of any Share sold pursuant to the Registration Statement for which reduced selling commissions are paid to the dealer-manager or any other broker-dealer (where net proceeds as to the Company are not reduced) shall be deemed to be $10.00. In connection with the purchase of a Property, the total of all Acquisition Fees and Acquisition Expenses shall not exceed an amount equal to 6.0% of the contract price of the Property.

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               (d)  SUBORDINATED DISPOSITION FEE. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company's Independent Directors) in connection with the sale of one or more Properties, the Advisor or an affiliate shall receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or (ii) 3.0% of the sales price of such Property or Properties ("Subordinated Disposition Fee"). The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of their aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital (the "Stockholders' 6.0% Return"). To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the subordination conditions have been satisfied.
                    The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions paid to all persons by the Company shall not exceed an amount equal to the lesser of (i) 6.0% of the contract sales price of a Property, or (ii) the competitive real estate commission. In the event this Agreement is terminated prior to such time as the stockholders have received total distributions in an amount equal to 100% of invested capital plus the Stockholders' 6.0% Return, an appraisal of the Properties then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned if the appraised value of the Properties then owned by the Company plus total distributions received prior to the date of the termination of this Agreement equals 100% of invested capital plus the Stockholders' 6.0% Return. Upon Listing (as defined below), if the Advisor has accrued but not been paid such Subordinated Disposition Fee, then for purposes of determining whether the subordinated conditions have been satisfied, stockholders will be deemed to have received distributions in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period of 30 consecutive days during which the Shares are traded, with such period beginning 180 days after Listing.

               (e) SUBORDINATED SHARE OF NET SALE PROCEEDS. A subordinated share of net sale proceeds shall be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0% Return and 100% of invested capital ("Subordinated Share of Net Sale Proceeds"). Following Listing, no Subordinated Share of Net Sale Proceeds will be paid to the Advisor.

               (f) SUBORDINATED INCENTIVE LISTING FEE. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system

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                    registered under Section 11A of the Exchange Act
                    ("Listing"), the Advisor shall be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of the outstanding stock of the Company, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions paid to stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing ("Subordinated Incentive Listing Fee"). The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of any Subordinated Share of Net Sale Proceeds from a sale or sales of a Property. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor.

               (g) CHANGES TO FEE STRUCTURE. In the event of Listing, or, notwithstanding the absence of Listing, in the event the stockholders elect to continue the Company's existence after December 31, 2015, the Company and the Advisor may negotiate in good faith to establish another fee structure appropriate for a perpetual life entity. A majority of the Company's Independent Directors must approve any new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the asset value, composition and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its affiliates through their relationship with the Company, including underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

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               (h)  SPECIAL TERMINATION PAYMENT. The Advisor shall receive a
                    Special Termination Payment (as defined below) if the Company terminates or does not renew this Agreement without cause. The Special Termination Payment shall be an amount equal to the projected Asset Management Fee for the one-year period following the date of the termination of this Agreement.

               (i) REIMBURSEMENT OF EXPENSES. Except as otherwise expressly limited by the terms of this Agreement, the Company shall reimburse the Advisor or its affiliates for (1) the actual cost to the Advisor or its affiliates of goods, materials and services used for or by the Company and obtained from persons unaffiliated with the Advisor and its affiliates,
                    (2) the cost of administrative services rendered to the Company which are necessary to the prudent operation of the Company, such as legal, accounting, computer, transfer agent and other services which could be performed directly for the Company by independent parties, provided however, that no reimbursement shall be made for personnel costs to the extent that such personnel are used in transactions for which the Advisor receives a separate fee, and (3) the actual cost to the Advisor or its affiliates of any letter of credit or credit enhancement that may be required of any lender or seller in connection with the financing of the acquisition of Properties. Absent the vote of a majority of the Company's Independent Directors, the Advisor shall reimburse the Company for reimbursements paid to the Advisor to the extent that such reimbursements exceed, for any given year, the greater of (i) 2% of the Company's average invested assets (which consists, as defined in the Company's Articles of Incorporation, as amended, of the average book value of the assets of the Company, before reserves for appreciation or bad debts) or (ii) 25% of the Company's net income (which consists, as defined in the Company's Articles of Incorporation, as amended, of the total revenues less total expenses, excluding reserves for depreciation, bad debt and certain other similar non-cash reserves).

          11. OTHER ACTIVITIES OF THE ADVISOR. Nothing contained herein shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other investors (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee or shareholder of the Advisor or its affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. Notwithstanding the foregoing, however, the Advisor shall devote sufficient resources to the administration of the Company to discharge its obligations hereunder. The Advisor may, with respect to any investment in which the Company is a participant, subject to its contractual duties to the Company under this Agreement, also render advice and service to each and every other participant therein.

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          12.  ALLOCATION OF INVESTMENT OPPORTUNITIES. Neither the Advisor nor
               any of its affiliates shall be obligated to present to the Company investment opportunities that come to their attention, even if any of those opportunities may be suitable to the Company. In addition, if the Advisor shall have an investment opportunity which satisfies the investment criteria of the Company, the Advisor shall make that investment opportunity available to the Company before such opportunity is invested in by the Advisor.

          13. TERM/TERMINATION OF AGREEMENT. Initially, this Agreement shall have a term of one (1) year commencing on the closing date of the initial minimum offering under the Registration Statement. Following the initial term, subsequent renewals for one (1) year terms will be subject to an evaluation of the performance of the Advisor by the audit committee of the Company's Board of Directors. This Agreement may be terminated by a majority of the Independent Directors of the Company or by the Advisor, in all cases by giving not less than 60 days' advance notice in writing to the other party.

          14. ACTION UPON TERMINATION. The Advisor shall not be entitled to compensation for services performed after the effective date of the termination of this Agreement. The Advisor shall, forthwith upon such termination:

               (a) promptly pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled under this Agreement;

               (b) promptly deliver to the Company a full accounting, including a statement showing all amounts collected, disbursed and held by the Advisor, for the period following the date of the last accounting furnished to the Company; and

               (c) promptly deliver to the Company all property and documents of the Company then in the custody of the Advisor.

          15. AMENDMENTS. The Agreement shall not be modified except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

          16. ASSIGNMENT. This Agreement may be assigned upon the consent of both parties hereto: (i) upon approval of a majority of the Independent Directors of the Company, by the Advisor to a person which is an affiliate of the Advisor; or (ii) by either the Advisor or the Company to its successor-in-interest. The Advisor may delegate some or all of its duties under this Agreement to an affiliate. Notwithstanding the foregoing, so long as the Company intends to qualify as a real estate investment trust under the Code, this Agreement may not

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               be assigned to any entity that serves as a property manager with respect to the Properties of the Company.

          17. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to conflicts of laws principles or rules.

          18. DIRECTORS AND STOCKHOLDERS NOT LIABLE. This Agreement is made on behalf of the Company by an officer of the Company, not individually, but solely as such officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to, the private property of any of the directors, officers, stockholders, employees or agents of the Company personally, but shall bind only the Company.

          19. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (i) in the case that the Indemnitee is not an Independent Director of the Company, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (ii) in the case that the Indemnitee is such an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless shall be approved by a majority of the Independent Directors and may be paid only out of the Net Assets of the Company, and no portion may be recoverable from the Company's shareholders.

                    The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

          20. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses

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                                       12

               and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, taxes, losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Company's Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

          21. HEADINGS. The section headings hereof have been inserted for reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          22. NOTICES. All notices, demands and other communication to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given on the day established by sender as having been delivered personally; on the day delivered by private courier as such day is established by evidence obtained by the sender from the courier; on the day and at the time established by evidence obtained by the sender from a telegraph company if telegraphic means of communication are used; or on the day established by a return receipt with respect to notices, demands and other communications intended to be delivered by U.S. mail. Such notices, demands and other communications to be valid, must be addressed:

               (a)      If to the Company, to:

                        Boston Capital Real Estate Investment Trust, Inc. c/o Boston Capital Corporation
                        One Boston Place, Suite 2100
                        Boston, Massachusetts 02108-4406
                        Attn:  Jeffrey H. Goldstein, President

                        with a copy to:

                        Nixon Peabody LLP
                        401 Ninth Street, N.W., Suite 900
                        Washington, D.C. 20004-2128
                        Attn:  Molly R. Bryson, Esq.

               (b)      If to the Advisor, to:

                        Boston Capital REIT Advisors, LLC
                        c/o Boston Capital Corporation
                        One Boston Place, Suite 2100
                        Boston, Massachusetts 02108-4406
                        Attn:  John P. Manning, President

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                                       13

                        with a copy to:

                        Nixon Peabody LLP
                        401 Ninth Street, N.W., Suite 900
                        Washington, D.C. 20004-2129
                        Attn:  Molly R. Bryson, Esq.

               or to such other address or to the attention of such other person as recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).

          23. INITIAL INVESTMENT. Boston Capital Companion Limited Partnership ("Companion"), an affiliate of the Advisor, has contributed to the Company $200,000 in exchange for 20,000 Shares (the "Initial Investment"). Companion may not sell these Shares while the Advisory Agreement is in effect, although Companion may transfer them to its affiliates. The Advisor and its affiliates may buy and sell Shares, and this restriction shall not apply to any Shares, other than the Shares acquired through the Initial Investment, acquired by the Advisor or its affiliates. The Advisor shall not vote any Shares it hereafter acquires in any vote for the removal of any of the Company's directors or any vote regarding the approval or termination of any contract with the Advisor or any of its affiliates. The restrictions contained in this Section 23 shall not go into effect until the initial closing described in the Registration Statement has occurred.

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                                       14

          IN WITNESS WHEREOF, we have executed this Agreement as of the date first above written.

                                   BOSTON CAPITAL REAL ESTATE
                                   INVESTMENT TRUST, INC.


                                   By: /s/ Jeffrey H. Goldstein
                                       -----------------------------------
                                       Jeffrey H. Goldstein, President


                                   BOSTON CAPITAL REIT ADVISORS, LLC

                                   By: Boston Capital Corporation, its manager


                                   By: /s/ John P. Manning
                                       -----------------------------------
                                       John P. Manning, President